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                                                                    Exhibit 3.39

                             CERTIFICATE OF INCORPORATION

                                          OF

                             BEST BUILT ACQUISITION, INC.

                                     ARTICLE ONE

             The name of the corporation is Best Built Acquisition, Inc.

                                     ARTICLE TWO

          The address of the corporation's registered office in the state of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805. The name of its registered agent at such address is Corporation Service Company.

                                    ARTICLE THREE

          The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                     ARTICLE FOUR

          The total number of shares of stock which the corporation has authority to issue is one thousand (1,000) shares of Common Stock, par value one cent ($0.01) per share.

                                     ARTICLE FIVE

                    The name and mailing address of the sole incorporator are as follows:

               NAME                     MAILING ADDRESS
               ----                     ---------------

          Thaddine G. Gomez             200 East Randolph Drive
                                        Suite 5700
                                        Chicago, Illinois 60601

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                                     ARTICLE SIX

          The corporation is to have perpetual existence.

                                    ARTICLE SEVEN

          In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to male, alter or repeal the by-laws of the corporation

                                   ARTICLE EIGHT

          Meetings of stockholders may be hold within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

                                     ARTICLE NINE

          To the full extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE NINE shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                     ARTICLE TEN

          The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                    ARTICLE ELEVEN

          The corporation reserves the right to amend, after, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.


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         I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand on the 19th day of May, 1997.

                                         /s/ Thaddine G. Gomez
                                         -------------------------------------
                                         Thaddine G. Gomez
                                         Sole Incorporator


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                            CERTIFICATE OF CORRECTION
                                        TO
                             CERTIFICATE OF AMENDMENT
                                        TO
                           CERTIFICATE OF INCORPORATION
                                        OF
                           BEST BUILT ACQUISITION, INC.

       ADOPTED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 103(f) OF THE
                 GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

    Brian D. Schwartz, being the President of Best Built Acquisition, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY as follows:


    FIRST:    The name of the corporation is Best Built Acquisition, Inc. (the
"Corporation").


    SECOND:   Article One of the Certificate of Incorporation of the
Corporation (the "Certificate of Incorporation"), which was filed with the Secretary of State of Delaware on May 19, 1997, inaccurately stated the Corporation's name and is hereby corrected.


    THIRD:    The defect to be corrected in the Certificate of Incorporation as follows:

                                     ARTICLE ONE

              The name of the corporation is Beat Built Acquisition Corp.

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    IN WITNESS WHEREOF, the undersigned, being the President hereinabove named, for the purpose of correcting the Certificate of Incorporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Certificate of Correction to Certificate of Incorporation this 28th day of May, 1997.

                                         Best Built Acquisition, Inc.
                                         a Delaware corporation


                                         By: /S/ BRIAN D. SCHWARTZ
                                             ---------------------------------
                                             Brian D. Schwartz
                                             President


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                               CERTIFICATE OF AMENDMENT
                                          TO
                             CERTIFICATE OF INCORPORATION
                                          OF
                             BEST BUILT ACQUISITION CORP.
                                   *    *    *    *

          ADOPTED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 242 OF THE
                  GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

          The undersigned being the Vice President of Best Built Acquisition Corp., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY as follows:

          FIRST: The Board of Directors of the Corporation adopted the resolution set forth below proposing an amendment to the Certificate of Incorporation of the Corporation (the "Amendment") and directed that the Amendment to be submitted to the sole holder of the issued and outstanding shares of Common Stock of the Corporation entitled to vote thereon for its consideration and approval:


               "RESOLVED, that the Certificate of Incorporation of the Corporation be, and hereby is, amended in accordance with Section 242 of the General Corporation Law of the State of Delaware by deleting ARTICLE ONE thereof in its entirety and substituting therefor ARTICLE ONE as follows:


                                     ARTICLE ONE

               The name of the corporation is Best Built, Inc. (the "corporation")."

          SECOND: The Amendment was duty adopted in accordance with Section 228 and Section 242 of the General Corporation Law of the State of Delaware by the sole holder of the issued

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and outstanding shares of the Common Stock of the Corporation entitled to vote thereon.

       *      *      *      *      *      *      *      *      *      *


                                        -2-
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          IN WITNESS WHEREOF, the undersigned does hereby certify under penalties of perjury that this Certificate of Amendment to the Certificate of Incorporation of the Corporation is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set his hand this 18th day of June, 1997.

                                        Best Built Acquisition Corp.,
                                        a Delaware corporation




                                        By  /s/ BRIAN D. SCHWARTZ
                                            ----------------------------------
                                            Brian D. Schwartz
                                            Vice President


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